Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "WINDOWS AND WALLS UNLIMITED, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF APRIL, A.D. 2009, AT 1:02 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECRETARY'S OFFICE 1793 DELAWARE 1855

Jeffrey W Bullock, Secretary of State

4680215 8100

AUTHENTICATION: 7264732

090395472

DATE: 04-24-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:34 PM 04/24/2009
FILED 01:02 PM 04/24/2009
SRV 090395472 - 4680215 FILE

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

FIRST: The name of the corporation is **WINDOWS AND WALLS UNLIMITED, INC.**

SECOND: Its registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware is Corporation Service Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total stock of this corporation is authorized to issue is 25,000,000 shares of common stock, par value $0.001 and 1,000,000 shares of preferred stock with a par value of $0.001 per share.

The designations and the powers, preferences and rights, and the qualifications and restrictions thereof are as follows:

1. The Preferred Shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

2. All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.

3. No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporations which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for

the purchase of any shares, bonds, securities, or obligations of the Corporations which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

4. The capital stock of this corporation shall be non-assessable and shall not be subject to assessment to pay the debts of the corporation. Shares are issued without cumulative voting rights and without any preemptive rights.

FIFTH: The name and mailing address of the incorporator are as follows:

Linda Nuszen
375 County Road 39
Southampton, NY 11968

SIXTH: The Corporation is to have perpetual existence

SEVENTH: Members of the governing Board shall be known and styled as "Directors" and the number thereof shall be one (1) and may be increased or decreased from time to time pursuant to the By-Laws.

The name and address of the first Board of Directors is as follows: Linda Nuszen, 375 County Road 39, Southampton, NY 11968.

EIGHTH: No stockholder shall be liable for the debts of the corporation beyond the amount which may be due or unpaid upon any share or shares of stock of said corporation owned by that person.

The officers of the corporation shall be a President, Vice President, Secretary, and Treasurer. The corporation may have such additional officers as may be determined from time to time in accordance with the By-Laws. The officers shall have the powers, perform the duties, and be appointed as may be determined in accordance with the By-Laws and laws of the State of Delaware.

Any person may hold two (2) or more offices in said corporation.

NINTH: Each shareholder entitled to vote at any election for directors shall have the right to vote, in person or by proxy, the number of share owned by such shareholder for each director to be elected. Shareholders shall not be entitled to cumulate their votes.

The Directors shall have the powers to make and alter the By-Laws of the corporation. By-Laws made by the Board of Directors under the powers so conferred may be

altered, amended, or repealed by the Board of Directors or by the stockholders at any meeting called and held for that purpose.

TENTH: The Corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware as the same may be amended and *supplemented* , *indemnify* any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another *corporation*, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director's of officer's acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action

I, The Undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein state are true, and I have accordingly hereunto set my hand this 24th day of April, A.D. 2009

LINDA NUSZEN, Incorporator